Exhibit 99.1

NEWS RELEASE

PolyOne Second-Quarter Earnings Increase 28 Percent

•	Best second-quarter and first-half earnings ever -- up 28 percent and 57 percent, respectively, over 2005; revenues increased 11 percent
•	Distribution and Performance Plastics segments post solid year-to-date sales and income improvements compared with 2005 first half
•	2006 first-half cash flow nearly twice full-year 2005
•	Lowest debt since formation; Company achieves leverage ratio of 2.9x

PolyOne Summary Results

	2Q06	2Q05	% Change	1H06	1H05

Sales, millions	$686.4	$620.4	11	$1361.0	$1232.2
Operating income, millions	$63.5	$53.2	19	$131.4	$97.9
Earnings per share before discontinued operations	$0.46	$0.36	28	$0.99	$0.63

CLEVELAND – August 2, 2006 – PolyOne Corporation (NYSE: POL), a leading global supplier of specialized polymer materials, services and solutions, today reported sales of $686.4 million for the second quarter ended June 30, 2006, an increase of 11 percent compared with second-quarter 2005 sales of $620.4 million.

The Company reported income before discontinued operations of $42.4 million, or $0.46 per share, in the second quarter of 2006, compared with $33.0 million, or $0.36 per share, in the second quarter of 2005, a 28 percent increase.

Income before discontinued operations for the first six months was $91.3 million, or $0.99 per share, compared with $58.0 million, or $0.63 per share, an increase of 57 percent over the same period in 2005.

“Our Performance Plastics and Distribution business segments capitalized on solid demand in our North American and International markets during the first half of 2006 to realize strong sales and earnings improvements,” said Stephen D. Newlin, chairman, president and chief executive officer.  “Coupled with cash distributions from our Resin and Intermediates segment, these results enabled us to reduce our long-term debt during the second quarter and further strengthen our financial profile.”

Net cash provided by operating activities for the first half of 2006 was $46.2 million compared with $11.1 million for the first half of 2005.  Operating cash flow 1 for the first half of 2006 was $51.0 million compared with a negative $39.8 million for the first half of 2005.  This increase stemmed primarily from stronger earnings and significant improvements in working capital efficiency.  In the second quarter of 2006, the Company retired $15.8 million of long-term debt.

[1] Operating cash flow is a non-GAAP financial measure. A discussion occurs at the end of this release on the use of non-GAAP financial measures.

Segment Highlights
Performance Plastics segment: Sales were $537.6 million, an increase of $51.9 million, or 11 percent, compared with second-quarter 2005 sales.  Operating income in the second quarter of 2006 increased $2.5 million, or 10 percent, compared with the 2005 second quarter.

Distribution segment: PolyOne Distribution’s sales were $189.7 million, an improvement of $19.5 million, or 11 percent, compared with the second quarter of 2005.  Operating income of $5.1 million in the second quarter of 2006 was 28 percent higher than in the second quarter of 2005.

Resin and Intermediates segment: In the second quarter operating income reached $28.9 million compared with $28.5 million in the second quarter of 2005.  Oxy Vinyls, LP earnings remained strong during the quarter.  Nevertheless, industry spreads for polyvinyl chloride (PVC) resins in the second quarter of 2006 were slightly lower than in the first quarter as lower average ethylene costs only partially offset a decline in quarterly average market prices for PVC.  SunBelt Chlor-Alkali reported record quarterly earnings and continued to benefit from strong caustic soda and chlorine demand.

Segment Other: Compared with the second quarter of 2005, the Company realized a $2.4 million net benefit from adjustments to various operating reserves and favorable litigation settlements.  Included in this amount was $6.1 million of net pre-tax benefit from the combined effect of legal dispute settlements and adjustments to litigation reserves.

Third-quarter 2006 Business Outlook
PolyOne is cautious about third-quarter demand within Performance Plastics, due to a forecasted slowing in the North American automotive and building products markets.  Management’s view, however, is that sales and shipments should approximate second-quarter 2006 levels.  The Company projects that operating income should improve compared with the 2005 third quarter, but is likely to decline compared with the 2006 second-quarter performance as operating margins are anticipated to come under pressure as energy-derived raw material costs increase.

PolyOne projects that Distribution segment sales and shipments should be slightly lower than in second-quarter 2006, but should improve compared with the third quarter of 2005.  Third-quarter 2006 operating income should decline sequentially, but approximate the third-quarter 2005 performance.

In the Resin and Intermediates segment, PolyOne expects earnings for both OxyVinyls and SunBelt to improve significantly compared with the third quarter of 2005, but to trend lower sequentially.  Both businesses would be adversely affected by forecasted lower caustic demand and pricing.  Additionally, industry PVC resin product spreads are projected to narrow as announced PVC price hikes may lag realized and announced ethylene cost increases.  Energy costs are anticipated to move upward as well during the quarter.

The Company anticipates that adjustments to operating and litigation reserves and legal settlements should result in a net benefit in the third quarter of 2006.  While the net impact of non-recurring events is difficult to predict, PolyOne projects that this benefit could approach the net benefit realized in the second quarter of 2006.

Considering all the above factors, PolyOne expects earnings during the third quarter to improve compared with the same period in 2005, but to decline sequentially.

PolyOne continues to anticipate that operating cash flows for the year should substantially exceed those generated in 2005.

Second-quarter 2006 Earnings Conference Call and Webcast
PolyOne will host a conference call at 9:00 a.m. Eastern time on Thursday, August 3, 2006.  The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call.  A replay will be available for two weeks by calling 800-642-1687 (domestic) or 706-645-9291 (international).  The conference ID for the replay is 9935907.  In addition, the call will be broadcast live and then via replay for two weeks on the Company’s Web site at www.polyone.com.

About PolyOne
PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is a leading global supplier of specialized polymer materials, services and solutions.  Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America.  Product offerings include vinyl and other thermoplastic compounds, polymer coating systems, color and additive masterbatches, and specialty vinyl resins.  See www.polyone.com for additional information on PolyOne.

Investor & Media Contact:	Dennis Cocco
Vice President, Investor Relations
& Communications
440.930.1538

Use of Non-GAAP Financial Measures

This earnings release includes the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures.  The non-GAAP financial measures are: operating cash flow, operating income (loss) before special items and per share impact of special items.  The most directly comparable GAAP financial measures are: net cash provided (used) by operating activities, operating income (loss) and income (loss) per share.

PolyOne’s chief operating decision makers use these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment, and to allocate resources.  In addition, operating income before special items and operating cash flow are components of various PolyOne annual and long-term employee incentive plans.

Tables included in this news release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure (Attachment 6) and provide detail about special items (Attachment 5).  Also attached are standard financial schedules and a summary of segment results.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance.  They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  You can identify these statements by the fact that they do not relate strictly to historic or current facts.  They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.  In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results.  Factors that could cause actual results to differ materially include, but are not limited to:

•

the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in U.S., regional or world polymer consumption growth rates affecting PolyOne’s markets;
•

changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;
•	costs or difficulties and delays related to the operation of joint venture entities;
•	lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
•	partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
•	an inability to launch new products and/or services within PolyOne’s various businesses;
•	the possibility of further goodwill impairment;
•	an inability to maintain any required licenses or permits;
•	an inability to comply with any environmental laws and regulations;
•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
•

unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
•	a delay in achieving or inability to achieve targeted debt level reductions;
•	an inability to access the receivables sale facility as a result of breaching covenants due to failure to achieve anticipated earnings performance or for any other reason;
•	any poor performance of our pension plan assets and any obligation on our part to fund PolyOne’s pension plan;
•	any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product groups to profitability;
•	an inability to raise prices or sustain price increases for products;
•	the occurrence and timing of any benefits from legal settlements or adjustments to litigation reserves;
•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business; and
•	other factors beyond our control affecting our business, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions.  Achievement of future results is subject to risks, uncertainties and inaccurate assumptions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected.  Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission.  You should understand that it is not possible to predict or identify all risk factors.  Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.  (Ref. #80206)

# # #

Attachment 1

Supplemental Information

Quarterly Summary of Consolidated Operating Results,
Showing Discontinued Operations’ Impact
(In millions of dollars, except per share data, unaudited)

Accounting for Discontinued Operations

In accordance with Generally Accepted Accounting Principles (GAAP), PolyOne segregates and reports results of discontinued operations net of income taxes as a separate line item on the statement of operations (income statement).  Income or loss from discontinued operations net of income taxes is reported below income before discontinued operations on the income statement.  As a result, reporting and discussion of items above the income before discontinued operations line (such as sales, operating income, interest, and selling and administrative costs) include only the results of continuing operations.

	2Q06	2Q05	1Q06

Operating results:
Sales – continuing operations	$686.4	$620.4	$674.6
Operating income	63.5	53.2	67.9
Net income	42.4	31.3	46.8

Income before discontinued operations	42.4	33.0	48.9
Loss from discontinued operations net of income taxes	—	(1.7)	(2.1)
Earnings (loss) per common share:
Basic and diluted earnings per share	$0.46	$0.34	$0.51

Before discontinued operations	0.46	0.36	0.53
Discontinued operations	—	(0.02)	(0.02)
Total per share impact of special items (1) after tax:	$0.17	$0.10	0.17

Before discontinued operations	$0.17	0.11	0.20
Discontinued operations	—	(0.01)	(0.03)
Other data:
Sales – discontinued operations	$—	$31.1	$9.6
Depreciation and amortization	14.3	12.4	14.3

(1) – Special items in a non-GAAP financial measure.  A discussion is at the end of the release regarding the use of non-GAAP financial measures.  A definition and a list of special items appear in Attachment 5.

Attachment 2

PolyOne Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Sales	$686.4	$620.4	$1,361.0	$1,232.2
Operating costs and expenses:
Cost of sales	592.7	538.7	1,176.3	1,072.0
Selling and administrative	49.9	47.8	99.2	94.9
Depreciation and amortization	14.3	12.4	28.6	24.9
Employee separation and plant phaseout	(0.2)	0.4	(0.3)	0.6
Environmental remediation at inactive sites	(2.3)	—	(4.1)	—
Income from equity affiliates and minority interest	(31.5)	(32.1)	(70.1)	(58.1)

Operating income	63.5	53.2	131.4	97.9
Interest expense	(16.8)	(17.4)	(33.4)	(34.2)
Interest income	0.8	0.4	1.3	0.9
Premium on early extinguishment of long-term debt	(1.2)	—	(1.2)	—
Other expense, net	(1.5)	(0.8)	(2.7)	(1.6)

Income before income taxes and discontinued operations	44.8	35.4	95.4	63.0
Income tax expense	(2.4)	(2.4)	(4.1)	(5.0)

Income before discontinued operations	42.4	33.0	91.3	58.0
Discontinued operations:
Loss from operations, net of income taxes	—	(1.7)	(2.1)	(13.3)

Net income	$42.4	$31.3	$89.2	$44.7

Earnings (loss) per common share:
Basic earnings (loss):
Before discontinued operations	$0.46	$0.36	$0.99	$0.63
Discontinued operations	—	(0.02)	(0.02)	(0.14)

Basic earnings per share	$0.46	$0.34	$0.97	$0.49

Diluted earnings (loss):
Before discontinued operations	$0.46	$0.36	$0.99	$0.63
Discontinued operations	—	(0.02)	(0.03)	(0.14)

Diluted earnings per share	$0.46	$0.34	$0.96	$0.49

Weighted average shares used to compute earnings per share:
Basic	92.4	91.8	92.2	91.8
Diluted	93.0	92.1	92.6	92.1
Dividends paid per share of common stock	$—	$—	$—	$—

Attachment 3

PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2006	December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$75.0	$32.8
Accounts receivable, net	379.9	320.5
Inventories	228.2	191.8
Deferred income tax assets	19.6	20.1
Other current assets	18.2	27.4
Discontinued operations	—	20.9

Total current assets	720.9	613.5
Property, net	423.0	436.0
Investment in equity affiliates	302.7	273.9
Goodwill	315.3	315.3
Other intangible assets, net	9.6	10.6
Other non-current assets	64.4	60.0
Discontinued operations	—	6.7

Total assets	$1,835.9	$1,716.0

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term bank debt	$4.6	$7.1
Accounts payable	277.3	232.6
Accrued expenses	84.9	82.4
Current portion of long-term debt	19.3	0.7
Discontinued operations	—	11.2

Total current liabilities	386.1	334.0
Long-term debt	603.7	638.7
Post-retirement benefits other than pensions	103.5	107.9
Other non-current liabilities, including pensions	221.4	214.3
Minority interest in consolidated subsidiaries	5.9	5.4

Total liabilities	1,320.6	1,300.3

Shareholders’ equity	515.3	415.7

Total liabilities and shareholders’ equity	$1,835.9	$1,716.0

Attachment 4

PolyOne Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Operating Activities
Net income	$42.4	$31.3	$89.2	$44.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.3	12.4	28.6	24.9
Premium on early extinguishment of long term debt	1.2	—	1.2	—
Loss on disposition of discontinued businesses and related plant phaseout charge	—	—	2.3	11.6
Companies carried at equity and minority interest:
Income from equity affiliates and minority interest	(31.5)	(32.1)	(70.1)	(58.1)
Dividends and distributions received	38.1	19.2	42.2	19.2
Provision for deferred income taxes	0.3	0.4	0.5	0.9
Change in assets and liabilities:
Accounts receivable	3.9	7.2	(43.4)	(53.2)
Inventories	(8.5)	23.5	(16.4)	(9.4)
Accounts payable	12.5	(21.0)	31.7	16.3
Increase (decrease) in sale of accounts receivable	—	(20.6)	(7.9)	38.6
Accrued expenses and other	(15.7)	(19.2)	(11.6)	(29.1)
Net cash (used) provided by discontinued operations	—	6.5	(0.1)	4.7

Net cash provided by operating activities	57.0	7.6	46.2	11.1
Investing Activities
Capital expenditures	(7.6)	(9.1)	(12.5)	(18.0)
Business acquisitions, net of cash received	—	(1.1)	—	(2.7)
Proceeds from sale of assets	4.8	7.6	7.2	8.4
Proceeds from sale of discontinued business, net	—	—	17.3	—
Net cash used by discontinued operations	—	(0.7)	(0.2)	(0.7)

Net cash provided (used) by investing activities	(2.8)	(3.3)	11.8	(13.0)
Financing Activities
Change in short-term debt	(2.1)	0.1	(2.4)	1.0
Change in long-term debt	(17.0)	(1.5)	(17.0)	(1.5)
Proceeds from exercise of stock options	0.8	0.1	2.8	0.3

Net cash used by financing activities	(18.3)	(1.3)	(16.6)	(0.2)
Effect of exchange rate changes on cash	1.6	0.5	0.8	(1.8)

Increase (decrease) in cash and cash equivalents	37.5	3.5	42.2	(3.9)
Cash and cash equivalents at beginning of period	37.5	31.2	32.8	38.6

Cash and cash equivalents at end of period	$75.0	$34.7	$75.0	$34.7

Attachment 5

Summary of Special Items (Unaudited)
(In millions, except per share data)

“Special items” include charges related to specific strategic initiatives such as the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; gains and losses on the divestiture of joint ventures and equity investments; adjustments to reflect a tax benefit on domestic losses; and deferred tax valuation allowances on domestic operating income.

	2Q06	2Q05	1Q06

Special items
Continuing operations:
Employee separation and plant phaseout costs (1)	$0.2	$(0.4)	$0.1
Asset impairments (2)	(0.1)	—	—
Environmental remediation at inactive sites (3)	2.3	—	1.8

Impact on pretax income	2.4	(0.4)	1.9
Income tax benefit on above items	(1.1)	0.2	(0.8)
Tax allowance (5)	14.1	9.9	17.1

Impact on net income (loss) from continuing operations	15.4	9.7	18.2

Per diluted share impact	0.17	0.11	0.20

Discontinued operations:
Employee separation and plant phaseout costs (1)	—	—	—

Impact on operating income	—	—	—
Net asset impairment and loss on disposition of discontinued operations (4)	—	—	(2.3)

Impact on pretax income	—	—	(2.3)
Income tax benefit on above items	—	—	0.9
Tax allowance (5)	—	(0.7)	(0.8)

Impact on net income (loss) from discontinued operations	—	(0.7)	(2.2)

Per diluted share impact	—	(0.01)	(0.03)

Total:
Impact on net income (loss)	$15.4	$9.0	$16.0

Per share impact	$0.17	$0.10	$0.17

Explanations:
1.

Severance, employee outplacement, external outplacement consulting, lease termination, facility closing costs and the write-down of the carrying value of plant and equipment resulting from restructuring initiatives and executive separation agreements.

2.	Non-cash impairment charges to adjust the carrying value of investments to fair market value.
3.	Environmental remediation costs for facilities either no longer owned or closed in prior years.
4.

Non-cash impairment charges to adjust the net asset carrying value of discontinued operations to estimated net future proceeds and to recognize costs that were not allowed to be recognized due to the contingent nature of these costs until the business was sold, in accordance with generally accepted accounting principles.

5.	Tax allowance to adjust net U.S. deferred income tax assets resulting from operating loss carry-forwards.

Attachment 6

Reconciliation of Non-GAAP Financial Measures
(In millions)

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

	2Q06	2Q05	1Q06

Continuing operations:
Operating income before special items	$61.1	$53.6	$66.0
Special items in continuing operations, before tax	2.4	(0.4)	1.9

Operating income	$63.5	$53.2	$67.9

Discontinued operations:
Operating income before special items	$—	$(1.0)	$0.3
Special items in discontinued operations, before tax	—	—	(2.3)

Operating income (loss)	$—	$(1.0)	$(2.0)

Continuing operations:
Income per share before impact of special items	$0.29	$0.25	$0.33
Per share impact of special items, after tax	0.17	0.11	0.20

Diluted income (loss) per share	0.46	$0.36	$0.53

Discontinued operations:
Income per share before impact of special items	$—	$(0.01)	$0.01
Per share impact of special items, after tax	—	(0.01)	(0.03)

Diluted income (loss) per share	$—	$(0.02)	$(0.02)

	Three Months Ended		Six Months Ended

(in millions)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Reconciliation to Condensed Consolidated Statement of Cash Flows
Net cash provided (used) by operating activities	$57.0	$7.6	$46.2	$11.1
Net cash provided (used) by investing activities	(2.8)	(3.3)	11.8	(13.0)
Decrease (increase) in sale of accounts receivable	—	20.6	7.9	(38.6)
Interest rate swap fair value debt adjustment	0.2	1.6	(0.7)	(0.6)
Other financing activities	(0.3)	(1.8)	2.3	0.4
Effect on exchange rate changes on cash	1.6	0.5	0.8	(1.8)

Increase (decrease) in borrowed debt less cash and cash equivalents	$55.7	$25.2	$68.3	$(42.5)

Less proceeds from sale of discontinued business, net of note receivable	—	—	(17.3)	—
Plus business acquired, net of cash received	—	1.1	—	2.7

Operating cash flow	$55.7	$26.3	$51.0	$(39.8)

Attachment 7

Business Segment Operations (Unaudited)
(In millions)

Senior management uses operating income before the effect of “special items” to assess performance and allocate resources to business segments because senior management believes that this measure is useful in understanding current profitability levels and how current levels may serve as a base for future performance.  In addition, operating income before the effect of “special items” is a component various PolyOne annual and long term employee incentive plans and is used in debt covenant computations.

	2Q06	2Q05	1Q06

Business Segments
Sales:
Performance Plastics Segment	$537.6	$485.7	$520.2
Distribution Segment	189.7	170.2	194.1
Intersegment eliminations	(40.9)	(35.5)	(39.7)

	$686.4	$620.4	$674.6

Operating income (loss):
Performance Plastics Segment	$28.7	$26.2	$27.7
Distribution Segment	5.1	4.0	6.2
Resin & Intermediates Segment	28.9	28.5	36.2
Other Segment	0.8	(5.5)	(2.2)

Operating Income	$63.5	$53.2	$67.9

Other Data:
Discontinued operations
Sales	$—	$31.1	$9.6
Net income (loss)	—	(1.7)	(2.1)

Segment Sales and Shipment Volume Summary

		2Q06 versus 2Q05		2Q06 versus 1Q06

	2Q06 Sales, % of Total	Sales $, % Change	Shipment Lbs., % Change	Sales $, % Change	Shipment Lbs., % Change

Performance Plastics	72.4%	10.7%	15.1%	3.3%	4.3%
Distribution	27.6	11.5	5.6	(2.2)	(1.8)

Total	100.0%	10.6%	12.8%	1.8%	2.8%